UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        October 26, 2007 (October 16, 2007)

BlastGard International, Inc
(Exact name of registrant as specified in charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 McMullen Booth Road, Ste. 207, Clearwater, FL 33759
(Address of principal executive offices)

(727) 592-9400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Between April 20, 2007 and May 4, 2007, the Company completed two concurrent Offerings and raised a total of $3,968,810 as described below.

The Company sold 11,529,368 units, each unit consisting of one share of its unregistered Common Stock at $.30 per share and one-half warrant, with a full warrant exercisable at $.45 per share in an offshore offering to non-US Persons through D &D Securities Company, its placement agent. The offering raised $3,458,810 in gross proceeds through the issuance of 11,529,368 shares and 5,764,684 warrants.  In addition, the Company issued broker warrants to purchase 1,322,937 units. Exemption from registration is claimed under Regulation S of the Securities Act of 1933, as amended.

The Company also sold 1,700,000 shares of its unregistered Common Stock at $.30 per share and issued 850,000 warrants exercisable at $.45 per share, pursuant to a Regulation D offering. The offering raised $510,000 in gross proceeds. Exemption from registration is claimed under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. All of the aforementioned securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The securities sold pursuant to its concurrent plans of financing contain certain registration rights and penalty warrants for failure to meet certain registration or trading conditions by October 15, 2007. Since the Company did not register these securities or have them listed on one of two Canadian Exchanges by October 15, 2007, the Company issued to each investor an additional 10% in shares of Common Stock (aggregating a total of 1,322,937 shares of Common Stock) and an additional 10% Warrants on what they purchased in the 2007 Private Placement (aggregating a total of 661,468 Warrants). See Exhibit 99.1 for a copy of the relevant press release.

Item 5.02.  Departure of Directors or principal Officers; Election of Directors; Appointment of Principal Officers

On October 16, 2007, James F. Gordon, the Company’s co-founder and Chairman of the Board agreed to step down from his position as Chief Executive Officer to assume the title and responsibilities as Director of Blast Mitigating Receptacles. Mr. Gordon will continue to serve on the Board of Directors and as the Company’s Chairman. Mr. Gordon’s contract was amended in accordance with the foregoing.

On October 16, 2007, Andrew McKinnon, the Company’s Chief Operating Officer, agreed to become the Chief Executive Officer of the Registrant and a member of its Board of Directors. For a description of his biographical information and employment agreement with the Registrant, reference is made to the Registrant’s previously filed Exchange Act filings.  See Exhibit 99.2 for a copy of the relevant press release.

Item 7.01.  Regulation FD Disclosure.

Reference is made to the recent press releases identified below which have been filed as Exhibits to this Form 8-K

Item 9.01.  Financial Statements and Exhibits.

Exhibit

Description

10.1

Amendment to Employment Agreement – James F. Gordon.*

99.1

Press release dated October 19, 2007.*

99.2

Press release dated October 22, 2007. *

99.3

Press release dated October 24, 2007. *

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLASTGARD INTERNATIONAL, INC.

Date: October 26, 2007	By:	/s/ Andrew McKinnon
Andrew McKinnon
Chief Executive Officer